EXHIBIT 10.3

SECOND AMENDMENT TO OPERATING AGREEMENT

AND AGREEMENT TO REDEEM

MEMBERSHIP RIGHTS

THIS SECOND AMENDMENT TO OPERATING AGREEMENT AND AGREEMENT TO REDEEM MEMBERSHIP RIGHTS (this “Agreement”), is made as of the 6th day of May, 1998 (the “Effective Date”), by and between David D. Smith (“David”), Beaver Dam Limited Liability Company, a Maryland limited liability company, and J. Duncan Smith, Frederick G. Smith and Robert E. Smith (the “Remaining Members”).

Explanatory Statement

A.            Beaver Dam Limited Liability Company, a Maryland limited liability company (the “Company”), is governed by the provisions of an Operating Agreement (the “Operating Agreement”) dated May 30th 1996, by and between David, Duncan, Frederick, and Robert. Except as otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Operating Agreement.

B.            The Percentages are held as follows:

Member	Percentages

David	13.75%
Frederick	28.75%
Duncan	28.75%
Robert	28.75%

C.            David desires to sell, assign, transfer and convey all of his Membership Rights as hereinafter set forth, and the Company desires to buy the same as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties agree as follows:

1.             Assignment; Deliveries.  For the payment by the Company to David of One Hundred Thirty-Five Thousand Five Hundred Forty-One Dollars and Forty-Nine Cents ($135,541.49), receipt of which is hereby acknowledged by David, David hereby sells, assigns, transfers and conveys to the Company all rights, title and interest in any and all Membership Rights that he owns either directly or indirectly, effective as of the Effective Date. It is understood and agreed by the parties hereto that from and after the Effective Date, David shall no longer be a Member (or be an Interest Holder) or have any Membership Rights whatsoever and that as of the Effective Date, David has withdrawn from the Company.

2.             Liability, Profits and Assets.  David shall be relieved of (and is hereby released by the Company and the Remaining Members from) any liability for any and all debts, obligations and liabilities of the Company or under the Operating Agreement, to the extent that, on or after the Effective Date, such debts, obligations or liabilities arise, increase or accrue (collectively, the “Future Debts, Obligations and Liabilities”), and David shall not be entitled to any share of the profits losses, assets or distributions of the Company (except for David’s share of the profits, distributions, assets and losses, if any, that David was entitled to on or before the Effective Date). The Remaining Members shall be entitled to all of the profits, distributions, assets and losses of the Company that David would have otherwise been entitled to but for this Agreement and the transactions contemplated hereby, and the Remaining Members hereby assume from David all Future Debts, Obligations and Liabilities that David would have been liable for but for this Agreement and the transactions contemplated hereby. The Remaining Members hereby jointly and severally agree to defend, indemnify, and hold harmless David from, against, and in respect of, any and all claims, costs, expenses, fees (including, without limitation, the reasonable fees of counsel), liabilities, obligations, losses, damages, actions, suits, or proceedings, of any nature, in connection with or arising from under or out of the Future Debts, Obligations and Liabilities.

3.             Amendment to Operating Agreement; Consent.  The parties hereto agree that the provisions of Exhibit A to the Operating Agreement are hereby amended as of the Effective Date by deleting them in their entirety and by inserting in lieu thereof the provisions of Exhibit A to this Amendment. The Remaining Members all consent to the Company entering into this Agreement

4.             Attorneys’ Fees.  In the event of a breach or threatened breach of this Agreement, the breaching party or the party threatening to breach, as the case may be, shall pay the reasonable attorneys’ fees, costs and other expenses of the other party incurred as a result of or in connection with such breach or threatened breach, including, without limitation, any such attorneys’ fees, costs or other expenses incurred by such other party in any litigation to recover damages hereunder or to otherwise enforce this Agreement.

5.             Miscellaneous.

5.1           Section Headings.  Section headings are inserted for convenience only and shall not limit or otherwise affect any of the provisions of this Agreement.

5.2.          Entire Agreement.  This Agreement, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understanding, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

5.3           Waivers; Amendments.  Any of the terms or conditions of this Agreement may be waived but only in writing by the party which is entitled to the benefit thereof, and this Agreement may be amended or modified in whole or in part only by an agreement in writing, executed by all of the parties to this Agreement.

5.4.          Binding Nature of Amendment.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, and assigns.

5.5           Word Usage.  As used herein, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural.

5.6           Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the law of the State of Maryland.

5.7           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.8           Severability.  In the event that any provision of this Agreement shall be found to be unenforceable in any action or proceeding, the remaining provisions shall remain in full force and effect.

5.9           Survival.  This Agreement shall survive the closing of the transactions contemplated hereby.

5.10         Arbitration.  The parties hereto agree that the provisions of the Maryland Uniform Arbitration Act and the Federal Arbitration Act are applicable to this Agreement. Any question, dispute, claim and/or controversy arising out of, relating to or in connection with this Agreement (including, without limitation, the scope or applicability of this Section 4.10) or any breach or alleged breach of this Agreement, shall be submitted to arbitration conducted in accordance with the rules and procedures of the American Arbitration Association (and if there is a conflict between such rules and procedures on the one hand, and/or the Federal Arbitration Act or the Maryland Uniform Arbitration Act on the other hand, the rules and procedures of the American Arbitration Association shall control). Arbitration proceedings shall be held in Baltimore, Maryland. The decision in the arbitration proceeding shall be final and may be entered and enforced in any court of competent jurisdiction. Nothing within this Section 4.10 shall be deemed to preclude any party hereto from seeking interim or provisional relief or protection from a court of competent jurisdiction, whether before, during or after any arbitration proceeding.

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IN WITNESS WHEREOF, each party hereto has executed and sealed this Agreement or caused it to be executed and sealed on its behalf by its duly authorized representative, as of the day and year first above written.

WITNESS:

/s/ Hyris Feldman	/s/ David D. Smith		(SEAL)
David D. Smith, individually

/s/ Hyris Feldman	/s/ Frederick G. Smith		(SEAL)
Frederick G. Smith, Member

/s/ Hyris Feldman	/s/ J. Duncan Smith		(SEAL)
J. Duncan Smith, Member

/s/ Hyris Feldman	/s/ Robert E. Smith		(SEAL)
Robert E. Smith, Member

BEAVER DAM LIMITED LIABILITY COMPANY

/s/ Cam Smart	By:	/s/ J. Duncan Smith	(SEAL)
J. Duncan Smith, Member

Beaver Dam Limited Liability Company

Operating Agreement

Exhibit A

List of Members, Capital, and Percentages

(as of May 6, 1998)

Name, Address, and Taxpayer I.D. Number	Cash Capital Contribution	Percentages

Frederick G. Smith	$500,508.32	33 1/3%
7 Timber Park Court
Lutherville, MD 21093
###-##-####

J. Duncan Smith	$500,508.34	33 1/3%
1345 Ivy Hill Road
Cockeysville, MD 21030
###-##-####

Robert E. Smith	$500,508.33	33 1/3%
3600 Butler Road
Glyndon, MD 21071
###-##-####